TERM PROMISSORY NOTE

U.S. $30,000,000
 as of February 25, 2013

FOR VALUE RECEIVED, NURSE ON CALL, INC., a Delaware corporation, NURSE-ON-CALL OF SOUTH FLORIDA, INC., a Florida corporation, “NURSE-ON-CALL” HOME CARE, INC., a Florida corporation, NURSE-ON-CALL OF BROWARD, INC., a Florida corporation, UNITY HOME HEALTH SERVICES, INC. a Florida corporation, and NURSE ON CALL OF TEXAS, INC., a Delaware corporation, all having an address of 1926 10th Ave N, Ste. 400, Lake Worth, Florida 33461, (individually or collectively as the context requires, hereinafter referred to as “Maker”), promise to pay to KEYBANK NATIONAL ASSOCIATION (hereinafter referred to as “Payee,” Payee and any and all other holders of this Note being hereinafter collectively referred to as “Holder”), at the Agent’s Office (as defined in the Credit Agreement) or such other place as Payee may designate in writing, the lesser of the principal sum of THIRTY MILLION AND NO/100 DOLLARS (U.S. $30,000,000.00), or so much thereof as may be advanced pursuant to the Credit Agreement (defined herein), together with interest as provided in this note (this “Note”).  All capitalized terms in this Note not otherwise defined herein shall be defined as set forth in the Credit Agreement (defined hereinafter).  The terms of interest and repayment are as follows:

1.
Interest.  From and after the date hereof (until maturity, adjustment or default as hereinafter provided), interest shall accrue on the principal amount of this Note which is outstanding from time to time at the rate or rates provided in that certain Term Credit Agreement dated of even date, among Maker, Payee, certain other borrowers party thereto from time to time, KeyBank National Association as Agent thereunder, the other lenders party thereto, and Home Health Care Holdings, LLC, Emericare NOC LLC, Emeritus Properties III, LLC and Emeritus Corporation, as Guarantors thereunder (as hereafter amended, modified, restated, renewed or extended and in effect from time to time, hereinafter referred to as the “Credit Agreement”).  Interest shall be computed as set forth in the Credit Agreement.  Accrued but unpaid interest only shall be due and payable as set forth in the Credit Agreement, with a final payment on the Maturity Date.

2.
Principal.  Principal shall be payable from time to time in the amounts and at the times provided in the Credit Agreement, with the entire outstanding principal balance hereunder becoming due and payable in full on the Maturity Date.

Notwithstanding any provisions in this Note, or in any instrument securing this Note, the total liability for payments legally regarded as interest shall not exceed the maximum limits imposed by applicable law, and any payment in excess of the amount allowed thereby shall, as of the date of such payment, automatically be deemed to have been applied to the payment of the principal evidenced hereby, or, if the principal has been fully repaid, shall be repaid to Maker upon demand.  Any notation or record of Holder with respect to such required application which is inconsistent with the provisions of this paragraph shall be disregarded for all purposes and shall not be binding upon either Maker or Holder.

All sums payable under this Note shall be paid not later than 2:00 p.m. (Cleveland time) on the day when due in immediately available funds in lawful money of the United States of America.  Whenever any payment to be made under this Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest.

All payments under this Note shall be made to Holder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or any taxing or other authority therein as and to the extent provided for in the Credit Agreement.

At the option of Holder, upon the occurrence and during the continuance of an Event of Default and subject to the provisions of the Credit Agreement, the entire principal amount outstanding under this Note, together with all accrued interest thereon and all other sums due under this Note, may be declared to be immediately due and payable in full, whereupon they shall become immediately due and payable in full, without further notice or demand.  Failure to exercise such option shall not constitute a waiver of the right to exercise such option if an Event of Default has occurred and is continuing.  Upon the occurrence of an Event of Default, Maker shall pay Holder all reasonable expenses and costs of collection, including, but not limited to, court costs and reasonable attorney’s fees and disbursements as and to the extent provided for in the Credit Agreement.  Time is of the essence of this Note.

To the extent permitted by applicable law and to the extent provided in the Credit Agreement, any amount of principal of this Note which is not paid when due after the passage of any cure period (whether at stated maturity, acceleration or otherwise) and any amount of interest under this Note which is not paid when due after the passage of any cure period, shall bear interest, from the date on which such overdue amount shall have become due and payable by Maker until payment in full (whether before or after judgment), payable on demand, at the Default Rate.

In addition, and without limiting the right of Holder to accelerate the Maturity Date, if any payment under this Note, except upon maturity or acceleration, is not received by Holder within ten (10) days of the date such payment is due, without notice or demand, Maker shall pay to Holder a late charge as provided in the Credit Agreement.

Maker may prepay the outstanding principal amount of this Note, or a portion thereof, only in accordance with the terms of the Credit Agreement.  Amounts prepaid or repaid may not be reborrowed.

The obligations of the Maker under this Note and the Credit Agreement are secured by the Collateral.  From time to time, without affecting the obligation of Maker or any sureties, borrowers, endorsers, accommodation parties or other persons liable or to become liable on this Note to pay the outstanding principal balance of this Note and observe the covenants of Maker contained herein, without giving notice to or obtaining the consent of Maker or any such sureties, borrowers, endorsers, accommodation parties or other persons, and without liability on the part of Holder, Holder may, at the option of Holder and in accordance with the terms of the Credit

Agreement, grant extensions or postponements of the time for payment of the outstanding principal balance, interest or any part thereof, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, release or accept a substitution of all or any Collateral, join in any extension or subordination agreement, agree in writing with Maker to modify the rate of interest or terms and time of payment of outstanding principal balance or period of amortization, if any, of this Note, or change the amount of the monthly installments, if any, payable hereunder, or grant any other indulgence or forbearance whatsoever.  No one or more of such actions shall constitute a novation.

Maker and all sureties, borrowers, endorsers and accommodation parties hereof and all other persons liable or to become liable on this Note hereby waive presentment, notice of dishonor, protest and notice of protest and any and all lack of diligence or delays in collection or enforcement of this Note. This Note shall be the joint and several obligation of Maker and all sureties, borrowers, endorsers, accommodation parties and all other persons liable or to become liable on this Note, and shall be binding upon them and their heirs, legal representatives, successors and assigns.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Note shall be given in the manner provided in the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, is a “Note” as defined in, and is subject to the provisions of the Credit Agreement.  In the event of any conflict between the terms of this Note and the Credit Agreement, the terms of the Credit Agreement shall control.

This Note may be transferred pursuant to and in accordance with the registration and other provisions of the Credit Agreement.

This Note and the obligations of Maker hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of Ohio (excluding the laws applicable to conflicts or choice of law).

MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF OHIO OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF OHIO, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES.  MAKER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS SET FORTH ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED.  NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT HOLDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY

RIGHTS AGAINST ANY SECURITY AND AGAINST MAKER, AND AGAINST ANY PROPERTY OF MAKER, IN ANY OTHER STATE.  INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF OHIO SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF MAKER AND HOLDER HEREUNDER OR THE SUBMISSION HEREIN MADE BY MAKER TO PERSONAL JURISDICTION WITHIN THE STATE OF OHIO.

This Note may not be amended, modified, or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

Whenever used herein, the words “Maker,” “Payee” and “Holder” shall be deemed to include their respective heirs, legal representatives, successors and assigns.

[EXECUTION ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.

MAKER:

NURSE ON CALL, INC., NURSE-ON-CALL OF SOUTH FLORIDA, INC., “NURSE-ON-CALL” HOME CARE, INC., NURSE-ON-CALL OF BROWARD, INC., UNITY HOME HEALTH SERVICES, INC. and NURSE ON CALL OF TEXAS, INC.

By:           /s/ Dale Clift
Name: Dale Clift
Title: President and Chief Executive Officer